Exhibit 10.102

FORM OF VENTURE GLOBAL HOLDINGS, INC.

2023 STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Venture Global Holdings, Inc., a Delaware corporation (the “Company”), hereby grants a non-qualified stock option to purchase the number of shares of Class A Common Stock of the Company, par value $0.01 per share (the “Common Shares”), to the Grantee named below. Additional terms and conditions of the grant are set forth on this cover sheet and in the attached Non-qualified Stock Option Agreement (together, the “Agreement”), and in the Company’s 2023 Stock Option Plan (as amended, the “Plan”). This Option is expressly made contingent on the Grantee’s agreement to and execution of the Restrictive Covenant Agreement between the Company and the Grantee on or prior to the Grant Date (below), and the Agreement shall be void unless such Restrictive Covenant Agreement is executed by the Grantee on or prior to the Grant Date.

Grantee Name:

Grant Date:

Number of Common Shares:

Option Price per Common Share:

Vesting Start Date:

Vesting Schedule:	The Option shall vest and become exercisable with respect to the underlying Common Shares in sixteen (16) equal installments (rounded down to the nearest whole share, except for the last vesting installment) on each three (3) month anniversary of the Vesting Start Date over a period of four (4) years beginning on the Vesting Start Date, subject to the Grantee’s continued Service through each vesting date; provided however that the sixteenth (16th) installment shall vest on [grant date plus 4 years], subject to the Grantee’s continued Service through such date.

Expiration Date:	Date that is 10 years from the Grant Date.

[Signature Page Follows]

By your signature below, you agree to all of the terms and conditions described in the Agreement and in the Plan, a copy of which has been provided to you. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement is inconsistent with the Plan. You also agree to the terms and conditions of the Restrictive Covenant Agreement.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Title:	Authorized Signatory

Attachment

This is not a stock certificate or a negotiable instrument.

VENTURE GLOBAL HOLDINGS, INC.

2023 STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Non-qualified Stock Option	This Agreement evidences an Option grant exercisable for the number of Common Shares set forth on the cover sheet of this Agreement and subject to the vesting and other terms and conditions set forth in this Agreement and in the Plan. The Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Vesting and Forfeiture	The Option will vest in accordance with the Vesting Schedule set forth on the Cover Sheet, subject to your continued Service through each vesting date. If Service is terminated for any reason the unvested portion of the Option will be forfeited and, in the case of your termination of Service by the Company for Cause, any portion of your Option that is vested but unexercised shall be forfeited.

Exercisability and Expiration of Option

You may exercise the vested portion of your Option in accordance with the terms of this Agreement and the Plan prior to the Expiration Date, provided, however, that prior to the date of a consummation of a Change in Control or IPO, such exercise may only be effected with the consent of the Committee. The vested portion of your Option may not be exercised following the Expiration Date set forth on the cover sheet of this Agreement. Your Option will expire on such Expiration Date.

Exercisability of Vested Options Following Termination Other than For Cause. If your Service is terminated for any reason, other than a termination by the Company for Cause, notwithstanding the foregoing, the vested portion of your Option will expire as follows:

a.   If your termination is on account of your resignation or termination by the Company without Cause, the vested portion of your Option will expire on the earliest of: (i) the one (1)-year anniversary of the date your Service terminates, (ii) if such termination occurs on or after the Company’s IPO, sixty (60) days from the date your Service terminates (or, if later, sixty (60) days following the expiration of any underwriters’ lock-up applicable to the Common Shares covered by the vested portion of your Option), and (iii) the Expiration Date; and

b.  If your termination is on account of your death or Disability, the vested portion of your Option will expire on the earliest to occur of: (i) the two (2)-year anniversary of the date your Service terminates; (ii) the one (1)-year anniversary of the Company’s IPO (or, if later, sixty (60) days following the expiration of any underwriters’ lock-up applicable to the Common Shares covered by the vested portion of your Option); and (iii) the Expiration Date.

Forfeiture of Entire Option for Termination for Cause. Notwithstanding the foregoing, if your Service is terminated by the Company for Cause, your Option (including vested and unvested portions) will immediately terminate and no longer be exercisable.

Leaves of Absence	For purposes of the Option, your Service does not terminate when you go on a bona fide employee leave of absence that the Company approves in writing if the terms of the leave provide for continued Service crediting or when continued Service crediting is required by Applicable Law or contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employment. The Company, in its sole discretion, determines which leave counts for this purpose and when your Service terminates as a result of a leave for all purposes under the Plan.

Notice of Exercise

The Option may be exercised, in whole or in part, to purchase a whole number of vested Common Shares of not less than 10 shares, unless the number of vested Common Shares purchased is the total number available for purchase under the Option, by following the procedures described in the Plan and in this Agreement.

The Option may be exercised only in the manner set forth in this Agreement and the Plan.

If someone other than you exercises the Option after your death, then that person must submit documentation reasonably acceptable to the Committee verifying that the person has the legal authority to exercise the Option as your beneficiary.

Form of Payment

When you exercise the Option, you must include payment of the Option Price indicated on the cover sheet of this Agreement for the Common Shares that you are purchasing. Payment may be made in one (or a combination) of the following forms:

a.   Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Committee.

b.  To the extent a public market exists for the Common Shares, as determined by the Committee, delivery (on a form prescribed or accepted by the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Committee to sell the Common Shares subject to the Option and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price and any withholding taxes.

c.   Subject to the consent of the Committee, Common Shares that you already own or that are subject to the vested portion of the Option and that you surrender to the Company. The value of the Common Shares, determined on the date of exercise of the Option, will be applied to the Option Price.

Evidence of Issuance	The issuance of the Common Shares upon exercise of the Option will be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including, without limitation, book-entry, direct registration (including transaction advices) or issuance of one or more share certificates.

Withholding	You will not be allowed to exercise the Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise. If the Company or an Affiliate determines that any tax or withholding payment is required relating to the exercise or sale of Common Shares purchased upon exercise of the Option under Applicable Laws, the Company or an Affiliate, as the case may be, will have the right to require such payments from you or to withhold such amounts from other payments due to you from the Company or its Affiliates. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, you may elect to satisfy this withholding obligation, in whole or in part, by causing the Company to withhold Common Shares otherwise issuable to you or by delivering to the Company Common Shares you already own. The Common Shares so delivered or withheld must have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by Applicable Law, unless the Company has adopted Accounting Standards Update 2016-09 (“AS 2016-09”) or AS 2016-09 or a similar rule is otherwise in effect, in which case the Company instead may choose to withhold an amount of Common Shares up to the amount equal to the maximum statutory rate applicable to the Grantee. Any such withheld Common Shares may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The Fair Market Value of the Common Shares used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined.

Transfer of Option

Except as provided in this section, during your lifetime only you (or in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option, and the Option may not be assigned or transferred by you, other than by designation of beneficiary, will or the laws of descent and distribution. Notwithstanding the preceding, prior to an IPO (unless a public market exists for the Common Shares as determined by the Committee), any such attempted transfer to a person other than your surviving spouse or surviving issue in connection with your death shall be null and void and instead transferred to your spouse, and, if none, your children per stirpes.

In the event of your termination of Service, this Agreement will continue to be applied with respect to you, following which the Option will be exercisable by the eligible transferee only to the extent, and for the periods specified in this Agreement.

Market Stand-off Agreement	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s IPO, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters, which is expected not to exceed 180 days in length, but may be longer if required by the Company’s underwriters.

Retention Rights	This Agreement and the grant of the Option do not give you the right to be retained by the Company or any of its Affiliates in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights	You, or your estate or heirs, have no rights as a shareholder of the Company until the Common Shares have been issued upon exercise of the Option and either a certificate evidencing the Common Shares has been issued or an appropriate entry has been made on the Company’s books. This section shall be subject in all cases to the section titled “Transfer of Option” above. No adjustments are made for dividends, distributions or other rights if the applicable record date occurs before your certificate is issued or the appropriate book entry is made, except as described in the Plan.

Applicable Law	The validity and construction of this Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction.

Adjustments	If the number of outstanding Common Shares is increased or decreased or the Common Shares are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in Common Shares effected without receipt of consideration by the Company occurring after the Grant Date, the number and kind of Common Shares underlying your Option will be adjusted proportionately and accordingly by the Committee so that your proportionate interest therein immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment in your Option will not change the aggregate Option Price payable with respect to Common Shares that are subject to the unexercised portion of your Option, but will include a corresponding proportionate adjustment in the per share Option Price, as the case may be.

Right of First Refusal and Right of Repurchase on Account of Death	Prior to the time when the Common Shares are listed on a Stock Exchange or are publicly traded on a Securities Market, you will not sell, pledge, assign, gift, transfer, or otherwise dispose of any Common Shares acquired pursuant to your Option to any person or entity without first offering such Common Shares to the Company for purchase on the same terms and conditions as those offered the proposed transferee. The Company may assign its right of first refusal in whole or in part, to (a) any holder of stock or other securities of the Company, (b) any of its Affiliates, or (c) any other person or entity that the Board determines has a sufficient relationship with or interest in the Company. The Company will give reasonable written notice to you of any such assignment of its rights. Prior to the time when the Common Shares are listed on a Stock Exchange or are publicly traded on a Securities Market, these restrictions apply to any person to whom Common Shares that were originally acquired pursuant to your Option are sold, pledged, assigned, bequeathed, gifted, transferred, or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Common Shares, but these restrictions do not apply to a transfer of Common Shares that occurs as a result of your death or the death of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries, and assigns thereof). Furthermore, if your death occurs prior to the time when the Common Shares are listed on a Stock Exchange or are publicly traded on a Securities Market, the Company shall have the right to repurchase any Common Shares acquired pursuant to your Option from your beneficiary or estate, as applicable, at any time during the 180-day period following your death. The purchase price in all such circumstances shall be the aggregate Fair Market Value of the applicable Common Shares on the repurchase date.

Shareholders’ Agreement	As a condition to holding the Option granted under the terms of this Agreement, you agree to be bound by the Shareholders’ Agreement if, and when, you become the holder of Common Shares pursuant to exercise of the Option at a time when the Common Shares are not listed on a Stock Exchange or are not otherwise publicly traded on a Securities Market. Notwithstanding the foregoing, you will no longer be subject to the Shareholders’ Agreement following the time when the Common Shares are listed on a Stock Exchange or are publicly traded on a Securities Market. The Company represents and warrants to the Grantee that (a) it has taken the necessary corporate action and that it has the legal right to enter into this Agreement and perform all of the obligations on its part to be performed here under in accordance with the terms of this Agreement and (b) this Agreement does not conflict with the Shareholders’ Agreement.

The Plan

The text of the Plan is incorporated into this Agreement.

Capitalized terms used in this Agreement but not defined will have the meaning set forth in the Plan.

This Agreement, the Plan, and the Restrictive Covenant Agreement, shall constitute the entire understanding between you and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded and replaced.

Data Privacy

To administer the Plan, the Company may process personal data about you. This data includes, without limitation, information provided in this Agreement and any changes to such information, other appropriate personal and financial data about you, including your contact information, payroll information and any other information that the Company deems appropriate to facilitate the administration of the Plan.

By continuing to accept the Option, you give explicit consent to the Company to process any such personal data.

By signing this Option Agreement, you agree to all of the terms and conditions described above and in the Plan.